UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2006

Wave Wireless Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25356	77-0289371
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

255 Consumers Road, Suite 500, Toronto, Ontario		M2J 1R4
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	416-502-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.02 Unregistered Sales of Equity Securities.

1) New Issuances

On April 27, 2006, Wave Wireless Corporation (the "Registrant") closed the sale of 90.533 shares of its Series J Convertible Preferred Stock (the "Series J Preferred Stock"). On that date, the Registrant received gross proceeds of Six Hundred and Seventy-Nine Thousand Dollars ($679,000) from accredited investors. The net proceeds to the Registrant were Six Hundred and Eleven Thousand One Hundred Dollars ($611,100) after the payment of a 10% placement fee to the placement agent. Pursuant to the terms of the transaction, the investors also received 2,716,000 Series J Warrants to purchase the Company's common stock. The Series J Warrants have an exercise price of $0.12 per share of common stock and expire five years from the date of issuance.

The sales of securities described above have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and were made in reliance upon the exemption from registration available under Regulation D promulgated under the Securities Act. This exemption was claimed on the basis that the transactions did not involve any public offering and the purchasers provided written assurances that they were accredited investors (as defined in Rule 501(a) of the Securities Act). The securities were, or shall be, issued with the appropriate restrictive legend indicating that they may not be offered or sold absent registration or an applicable exemption from registration requirements.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wave Wireless Corporation

May 3, 2006	By:	T. Scott Worthington

Name: T. Scott Worthington
Title: Chief Financial Officer/Secretary